Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors Solectron Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-69443, 333-46304, 333-46300, 333-40176, 333-34494, 333-92269, 333-75865, 333-85949, 333-89035, 333-75813, 333-24293, 333-02523, 333-17643, 333-56220, 333-56464, 333-60684, 333-64454, 333-69182, 333-73238, 333-74946, 333-84066, 333-96823, 033-58580, 333-46686, 033-57575, 033-75270, 033-33461, 033-58210, 333-83297, 333-02945, 333-15983, 333-49206, 333-84070, 333-102534, 333-102535, 333-107127, 333-114447, and 333-125377) on Forms S-3, S-4, and S-8 of Solectron Corporation of our reports dated November 9, 2005, with respect to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended August 31, 2005 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2005, and the effectiveness of internal control over financial reporting as of August 31, 2005, which reports appear in the 2005 Annual Report on Form 10-K of Solectron Corporation.

/s/ KPMG LLP

Mountain View, California
November 9, 2005